UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549-1004

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): July 27, 2004

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.

(Exact name of Registrant as specified in its charter)

Bermuda	000-1095478	98-0155633
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

CLARENDON HOUSE, 2 CHURCH STREET P.O. BOX HM 1022 HAMILTON HM DX, BERMUDA
(Address of principal executive offices)

(441) 295-5950
(Registrant’s telephone number, including area code)

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

On July 27, 2004, Interwave Communications International Ltd. (“Interwave”) signed a definitive agreement to amalgamate with Alvarion Mobile Inc., a wholly owned subsidiary of Alvarion Ltd.  Interwave shareholders will receive $5.75 per share in cash for their shares and Alvarion Mobile Inc. will be the surviving company.  The acquisition is expected to close in the third quarter of calendar year 2004 and is subject to customary closing conditions, including approval by the shareholders of Interwave and regulatory approvals.

Attached and incorporated herein by reference in their entirety as Exhibits 99.1 and 99.2 are copies of the press release announcing the amalgamation and the slide show presented to the employees of Interwave about the amalgamation, respectively.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)                                  Exhibits.

Exhibit Number	Description of Exhibit

99.1	Joint Press Release between Alvarion Ltd. and Interwave Communications International Ltd. issued July 27, 2004

99.2	Slide show presentation first presented to employees of Interwave Communications International Ltd. on July 27, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act or 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERWAVE COMMUNICATIONS INTERNATIONAL LTD.
(Registrant)

Date: July 27, 2004	By:	/s/ ERWIN F. LEICHTLE
Erwin F. Leichtle
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

99.1	Joint Press Release between Alvarion Ltd. and Interwave Communications International Ltd. issued July 27, 2004.

99.2	Slide show presentation first presented to employees of Interwave Communications International Ltd. on July 27, 2004